UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2004

ACCENTURE LTD

(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-16565 (Commission File Number)	98-0341111 (I.R.S. Employer Identification No.)

Canon’s Court
22 Victoria Street
Hamilton HM12, Bermuda
(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 296-8262

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Press Release

Item 2.02 Results of Operations and Financial Condition

On October 13, 2004, Accenture issued a press release, announcing financial results for the fourth quarter and full fiscal year ended Aug. 31, 2004.

A copy of the press release is attached hereto as Exhibit 99.1. All information in the press release is furnished but not filed.

In the attached press release, Accenture presents core earnings using Standard & Poor’s Core Earnings methodology. Management believes this information is useful to investors because the core earnings calculations provide investors with greater visibility of the earnings related to primary business operations.

Accenture also discloses in the attached press release free cash flow, defined as operating cash flow net of property and equipment additions. Management believes that by providing more visibility on free cash flow and reconciling to operating cash flow, Accenture provides another consistent metric from which the quality of its business may be monitored.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 13, 2004

ACCENTURE LTD
By:	/s/ Douglas G. Scrivner
Name:	Douglas G. Scrivner
Title:	General Counsel and Secretary